EXHIBIT 23.4

                    INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference of our report dated April 20, 1995, with respect to the consolidated financial statements of KBLCOM Incorporated included in this Form 8-K of Time Warner Inc. dated November 14, 1996, in each of the following:

          1. Registration Statement No. 333-11471 on Form S-4 for Time Warner Inc. (formerly named TW Inc.)
          2. Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-11471) filed on Form S-8 of Time Warner Inc. (formerly named TW Inc.)
          3. Post-Effective Amendment No. 2 to Registration Statement on Form S-4 (Registration No. 333-11471) filed on Form S-8 of Time Warner Inc. (formerly named TW Inc.)
          4. Post-Effective Amendment No. 3 to Registration Statement on Form S-4 (Registration No. 333-11471) filed on Form S-8 of Time Warner Inc. (formerly named TW Inc.)
          5. Post-Effective Amendment No. 4 to Registration Statement on Form S-4 (Registration No. 333-11471) filed on Form S-8 of Time Warner Inc. (formerly named TW Inc.)
          6. Post-Effective Amendment No. 5 to Registration Statement on Form S-4 (Registration No. 333-11471) filed on Form S-8 of Time Warner Inc. (formerly named TW Inc.)
          7. Registration Statement on Form S-8 and Post Effective Amendment No. 1 of Time Warner Inc. (formerly named TW Inc.)(Registration No. 333-14053)
          8. Registration Statement on Form S-3 (Registration No. 333-14611) of Time Warner Inc. (formerly named TW Inc.)


DELOITTE & TOUCHE LLP
Houston, Texas
November 14, 1996